EXHIBIT 10.6

Execution Version

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of November 3, 2021, by and among BurgerFi International, Inc., a Delaware corporation (the “Company”), and each of the individuals and entities set forth on the signature page hereto (each a “Voting Party” and collectively, the “Voting Parties”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Stock Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Company, Hot Air, Inc., a Delaware limited liability company, and Cardboard Box, LLC, a Delaware limited liability company (“Seller”), entered into a stock purchase agreement, dated as of October 8, 2021, as amended and restated pursuant to that certain Amended and Restated Stock Purchase Agreement, dated as of November 3, 2021 (the “Stock Purchase Agreement”);

WHEREAS, each of the Voting Parties currently owns, or on closing of the transactions contemplated by the Stock Purchase Agreement, will own, shares of the Company’s common stock,, par value $0.0001 per share (“Common Stock”) and wishes to provide for orderly elections of the members of the Company’s board of directors set forth below (the “Post-Closing Board of Directors”) and as described herein.

NOW, THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Agreement to Vote. During the term of this Agreement, each Voting Party agrees to vote (or consent pursuant to an action by written consent of Company’s stockholders) all securities of the Company that such Voting Party owns from time to time and may vote in the election of the Company’s directors (hereinafter referred to as the “Voting Shares”), in accordance with the provisions of this Agreement, whether at a regular or special meeting of stockholders or by written consent.

2. Election of Boards of Directors.

2.1. Voting; Initial Designees. During the term of this Agreement, each Voting Party agrees to vote all Voting Shares in such manner as may be necessary to elect (and maintain in office) the following six (6) members of the Company’s Post-Closing Board of Directors, consisting of: Ophir Sternberg, as Executive Chairman of the board of directors (the “Board”), Allison Greenfield, Vivian Lopez-Blanco, Gregory Mann, and Martha Stewart (collectively, the “Incumbent BFI Directors”) and Andrew Taub (or any successor director designee of Seller, the “Seller Designated BFI Director”).

2.2. Obligations; Removal of Directors; Vacancies. The obligations of the Voting Parties pursuant to this Section 2 shall include any stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation and bylaws as required to effect the intent of this Agreement. Each of the Voting Parties and the Company agree not to take any actions that would contravene or materially and adversely affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Company’s Post-Closing Board of Directors as herein stated. The parties acknowledge that the fiduciary duties of each member of the Company’s Post- Closing Board of Directors are to the Company’s stockholders as a whole, including the stockholders not party hereto. In the event any director elected pursuant to the terms hereof ceases to serve as a member of the Company’s Post- Closing Board of Directors, the Company and the Voting Parties agree to take all such action as is reasonable and necessary, including the voting of shares of capital stock of the Company by the Voting Parties as to which they have beneficial ownership, to cause the election or appointment of such other person designated by the Chairman or the Board (in the case of an Incumbent BFI Director ceasing to serve as a director), or, designated by the Seller (in the case of the Seller Designated BFI Director ceasing to serve as a director), to the Post-Closing Board of Directors as may be designated on the terms provided herein and in Section 5.21 of the Stock Purchase Agreement. The Voting Parties acknowledge and agree (i) that Seller shall be entitled to the rights and is subject to the conditions and limitations set forth in Section 5.21 of the Stock Purchase Agreement, the terms of which are incorporated herein by reference, and (ii) not to take any actions that would contravene or materially and adversely affect the rights of Seller set forth in Section 5.21 of the Stock Purchase Agreement.

2.3. Power of Attorney. During the term of this Agreement, in the event a Voting Party fails to timely submit a proxy card voting in favor of the election of all of the directors set forth in Section 2.1 hereof who are standing for election, the Voting Party hereby appoints the Executive Chairman of the Board of Directors as its true and lawful attorney and proxy with full power of substitution for and its name to act on behalf of the Voting Party, for the limited purpose of voting in favor of the election of all of the directors set forth in Section 2.1 hereof; provided, however that such Voting Party may attend and vote at the meeting of the Company’s stockholders following exercise of such limited proxy by the Executive Chairman of the Board; provided, further that in the event of such voting by such Voting Party at the meeting that is not in favor of the election of all of the directors set forth in Section 2.1 hereof who are standing for election, the Executive Chairman of the Board may again exercise such limited proxy and such Voting Party may not vote in such election again. The Voting Party understands and agrees that this limited proxy is irrevocable and coupled with an interest and, except as otherwise provided herein, shall terminate upon the termination of this Agreement.

3. Successors in Interest of the Voting Parties and the Company. The provisions of this Agreement shall be binding upon the successors in interest, assignees or transferees of any Voting Party with respect to any of such Voting Party’s Voting Shares or any voting rights therein, unless the Voting Shares are sold into any of the following markets or exchanges (each, a “Trading Market”) on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing). Each Voting Party shall not, and the Company shall not, permit the transfer of any Voting Party’s Voting Shares (except for sales of Voting Shares, including block trades, into the Trading Market), unless and until the person to whom such securities are to be transferred shall have executed a written agreement pursuant to which such person agrees to become a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder.

4. Covenants. The Company and each Voting Party agrees to take all actions required to ensure that the rights given to each Voting Party hereunder are effective and that each Voting Party enjoys the benefits thereof. Such actions include, without limitation, the use of commercially reasonable efforts to cause the nomination of the directors and the designee, as provided herein, for election as a directors of the Company. Neither the Company nor any Voting Party will, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company or any such Voting Party, as applicable, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of each Voting Party hereunder against impairment.

5. Schedule 13D. Each Voting Party shall, to the extent required by law solely in the determination of such Voting Party file a Schedule 13D (or, if applicable, a Schedule 13G) with the Securities and Exchange Commission within the time required to file such schedule by applicable rules and, thereafter, file any required amendments to the Schedule 13D or Schedule 13G with the Securities and Exchange Commission promptly upon termination of this Agreement as to any or all parties hereto and at such other times as may be required by applicable law. Each Voting Party acknowledges that such party shall be responsible for the timely filing of such amendments and the completeness and accuracy of the information concerning such Voting Party contained therein, but shall not be responsible for the completeness and accuracy of the information concerning other Voting Parties in any filing by such other Voting Party. Each Voting Party shall cooperate in good faith to provide any information required by another Voting Party to comply with any obligation to file a Schedule 13D (or, if applicable, a Schedule 13G).

6. Grant of Proxy. The parties agree that this Agreement does not constitute the granting of a proxy to any party or any other person; provided, however, that should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement but solely to the extent required to give effect to this Agreement and not for any other purpose.

7. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

8. Manner of Voting. The voting of the Voting Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

9. Termination. This Agreement shall terminate upon the first to occur of the following:

9.1 The date that is one (1) year from the closing date of the transactions contemplated by the Stock Purchase Agreement; or

9.2 immediately prior to a transaction pursuant to which a person or group other than current stockholders of the Company or the Voting Parties, or their respective affiliates, will control greater than 50% of the Company’s voting power with respect to the election of directors of the Company.

10. Amendments and Waivers. Except as otherwise provided herein, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company, (b) Seller, (c) Ophir Sternberg and (d) Lionheart Equities, LLC.

11. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Voting Parties shall become Voting Shares for purposes of this Agreement.

12. Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without reference to its conflicts of laws provisions that would cause the application of the laws of another jurisdiction. Any legal suit, action or proceeding arising out of or based upon this agreement, the other additional agreements or the transactions contemplated hereby or thereby may be instituted in the Federal courts of the United States of America or the courts of the State of Delaware, in each case located in the New Castle County, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. the parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument, and electronic signatures shall have the same effect as original signatures.

15. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

16. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Notwithstanding the foregoing, the Seller’s rights to designate the Seller Designated BFI Director pursuant to the Stock Purchase Agreement shall extend beyond the term of this Agreement as an agreement solely between the Company and the Seller. Nothing in this Agreement shall impair such rights to extend beyond the term of this Agreement.

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This Voting Agreement is hereby executed effective as of the date first set forth above.

COMPANY:

BurgerFi International, Inc. a Delaware corporation

By:	/s/ Ophir Sternberg
Name:	Ophir Sternberg
Title:	Executive Chairman of the Board

Address:	105 US-1 North Palm Beach, FL 33408

VOTING PARTIES:

/s/ Ophir Sternberg
Ophir Sternberg

Address:	4218 NE 2nd Avenue Miami, FL 33137

Lionheart Equities, LLC a Delaware limited liability company

By:	/s/ Ophir Sternberg
Name:	Ophir Sternberg
Title:	Manager

Address:	4218 NE 2nd Avenue Miami, FL 33137

Cardboard Box LLC a Delaware limited liability company

By:	/s/ Matthew Leeds
Name:	Matthew Leeds
Title:	Vice President

Address:	599 West Putnam Avenue Greenwich, CT 06830
Attention: Andrew Taub; Matt Leeds; Dan Reid